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Exhibit 32.1

                                 CERTIFICATION
  OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the Chief Financial Officer of Noble International, Ltd. (the "Company"), hereby certify that, to the best of our knowledge, the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2005              By: /s/ Christopher L. Morin
                                  -----------------------------------------
                               Name: Christopher L. Morin
                               Title: President and Chief Executive Officer
                               (Principal Executive Officer) of Noble
                               International, Ltd.

Date: May 6, 2005              By: /s/ Jay J. Hansen
                                  ------------------------------------------
                               Name: Jay J. Hansen
                               Title: Chief Financial Officer (Principal
                               Financial Officer) of Noble International, Ltd.